Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
HA Sustainable Infrastructure Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o)			$500,000,000	$0.00015310	$76,550
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$500,000,000		$76,550 (1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$13,118 (2)
	Net Fee Due							$63,432

Table 2: Fee Offset Claims and
Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	HA Sustainable Infrastructure Capital, Inc.	424(b)(5)	333-263169	02/23/2023		$13,118(2)	Equity	Common Stock, par value $0.01 per share	N/A	$119,045,907
Fee Offset Sources	HA Sustainable Infrastructure Capital, Inc.	424(b)(5)	333-263169		02/23/2023						26,520(2)
(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)
HA Sustainable Infrastructure Capital, Inc. (the “Company”) has previously registered shares of common stock having an aggregate offering price up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 22, 2023 and filed on February 23, 2023 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form
S-3
(Registration
No. 333-263169),
filed with the Securities and Exchange Commission on March 1, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Prospectus
Supplement
, the total registration fee was $55,100 which was satisfied by offsetting $28,580 with fees previously paid by the company in connection with a prior offering and a contemporaneous fee payment of the balance of $26,520 (the “Prior Fee Payment”). An aggregate offering price of $380,954,093 in common stock was sold under the Prior Prospectus Supplement and then the offering was terminated.

Pursuant to Rule 457(p) under the Securities Act, registration fees of $
13,118
that have already been paid and remain unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The registrant has terminated the offering that included the unsold securities under the Prior Prospectus Supplement.